RENEWABLE ENERGY ACQUISITION CORP.
7078 East Fish Lake Road, Suite 800
Minneapolis, Minnesota 55311
(952) 541-1155

September 30, 2007

SRC Funding, Inc.
7078 East Fish Lake Road, Suite 800
Minneapolis, Minnesota 55311

Gentlemen:

This letter will confirm the agreement by and among Renewable Energy Acquisition Corp., a Nevada corporation (the “Company”) and SRC Funding, Inc., a Minnesota corporation (“SRC”) that, commencing on the closing date (“Closing Date”) of the initial public offering (“IPO”) of the Company’s securities and continuing until the earlier of (i) the consummation by the Company of a “Business Combination,” or (ii) the Company’s liquidation as described in the Company’s definitive prospectus relating to the IPO (hereinafter, the earlier of such dates is referred to as the “Termination Date”), SRC shall make available to the Company certain office space, administrative services and secretarial services as may be required by the Company from time to time, at SRC’s primary offices situated at 7078 East Fish Lake Road, Suite 800, Minneapolis, Minnesota 55311, or at such successor facilities as shall be suitable to meet the Company’s needs and as SRC may elect to provide in lieu of the foregoing offices. In exchange therefore, the Company shall pay SRC a combined sum of $1,500 per month on the Closing Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

Renewable Energy Acquisition Corp.

/s/

Craig Laughlin, President

Agreed and accepted by:

SRC Funding, Inc.

/s/

Craig Laughlin, President